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                                EXHIBIT (8)(f)(1)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

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                             AMENDMENT NO. 2 TO THE
                             PARTICIPATION AGREEMENT
                                      Among
                       LIBERTY VARIABLE INVESTMENT TRUST,
                         LIBERTY FUNDS DISTRIBUTOR, INC.
                                       and
                       TRANSAMERICA LIFE INSURANCE COMPANY

     This Amendment No. 2 is incorporated in and made a part of the Participation Agreement made and entered into as of the 1st day of May, 2002, by and among TRANSAMERICA LIFE INSURANCE COMPANY, (hereinafter the "Company"), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); LIBERTY VARIABLE INVESTMENT TRUST, a business trust organized under the laws of Massachusetts (hereinafter the "Trust"); and LIBERTY FUNDS DISTRIBUTOR, INC. (hereinafter the "Underwriter"), a Massachusetts corporation. The Agreement is amended as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto have caused their duly authorized officers to execute this Agreement as of December 1, 2003:

                                        Company:

                                        TRANSAMERICA LIFE INSURANCE COMPANY
                                        By its authorized officer,


                                        By: /s/ John K. Carter
                                            ------------------------------------
                                        Name: John K. Carter
                                        Title: Assistant Secretary

                                        Trust:

                                        LIBERTY VARIABLE INVESTMENT TRUST
                                        By its authorized officer,


                                        By: /s/ Russel L. Kone
                                            ------------------------------------
                                        Name: Russel L. Kone
                                        Title: Assistant Secretary

                                        Underwriter:

                                        LIBERTY FUNDS DISTRIBUTOR, INC.
                                        (n/k/a Columbia Funds Distributor, Inc.)
                                        By its authorised officer,


                                        By: /s/ Lewis Antone Jr.
                                            ------------------------------------
                                        Name: Lewis Antone Jr.
                                        Title: VP

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                                   SCHEDULE A

             Separate Accounts, Associated Contracts, and Portfolios

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  Name of Separate Account and Date             Policies Funded by the                 Portfolio(s) Available
Established by the Board of Trustees               Separate Accounts                     Under the Policies
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
      Separate Account VA F                       AV721  101 149 1001              Colonial Small Cap Value Fund
          May 15, 20OO                      Under the Marketing Name "Premier      Colonial Strategic Income Fund
                                                       Asset Builder                 Liberty Select Value Fund
                                                     Variable Annuity"
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     Separate Account VA L                       AV721   101 149 1001              Colonial Small Cap Value Fund
          July 10, 2001                        Under the Marketing Name              Liberty Select Value Fund
                                           "Transamerica Preferred Advantage
                                                   Variable Annuity"
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        Separate Account VA P                     AV721  101 149 1001              Colonial Small Cap Value Fund
          November 26, 2001              Flexible Premium Variable Annuity - A       Liberty Select Value Fund
                                               Under the Marketing Name
                                          "Transamerica Opportunity Builder"
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        Separate Account VA Q                     AV864 101 165 103                Colonial Small Cap Value Fund,
          November 26, 2001              Flexible Premium Variable Annuity - B            Variable Series
                                                                                     Liberty Select Value Fund,
                                                                                          Variable Series
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        Separate Account VA S                      AV865 101 167 103               Colonial Small Cap Value Fund,
          November 26, 2001              Flexible Premium Variable Annuity - D            Variable Series
                                               Under the Marketing Name            Colonial Strategic Income Fund,
                                               "Huntington Allstar Select"                Variable Series
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